Exhibit 5.1
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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                                  1701 PENNSYLVANIA AVE, N.W., WASHINGTON, D.C. 20006-5805
                                                            1888 CENTURY PARK EAST, LOS ANGELES 90067-1725
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG
                                                                 OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN
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                                                            November 19, 1999



Dendrite International, Inc.,
   1200 Mount Kemble Avenue,
      Morristown, NJ 07960-6797.


Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 2,351,354 shares (the "Securities") of common stock, without par value, of Dendrite International, Inc., a New Jersey corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

         (1) The Securities have been validly issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.


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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,


                                   /s/ Sullivan & Cromwell

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